                                                                  CONFORMED COPY
                                                                  --------------



                             SHAREHOLDERS AGREEMENT


                         Dated as of February 22, 1996


                                     Among


                              TELEGLOBE USA INC.,


                                 K. PAUL SINGH


                                      and


                 PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

                              TABLE OF CONTENTS*


                                                                            Page
                                                                            ----

                                   ARTICLE I
                                  DEFINITIONS
     SECTION 1.1.   Definitions............................................  1

                                   ARTICLE II
                              GOVERNANCE OF PRIMUS
     SECTION 2.1.   Board of Directors.....................................  3
             2.2.   Additional Rights......................................  3

                                  ARTICLE III
                                   COVENANTS
     SECTION 3.1.   Information............................................  4
             3.2.   Preemptive Rights......................................  5
             3.3.   Registration Rights....................................  5
                                   ARTICLE IV
                   TRANSFER RESTRICTIONS AND OFFER PROCEDURES

     SECTION 4.1.   Transfer Restrictions..................................  6
             4.2.   Legends................................................  7
             4.3.   Right to Compel Sale...................................  7
             4.4.   Tag Along Rights.......................................  8
                                   ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

     SECTION 5.1.   Representations and Warranties of
                       Singh...............................................  9
             5.2.   Representations and Warranties of
                       Teleglobe...........................................  9
             5.3.   Representations and Warranties of
                       Primus.............................................. 10
                                   ARTICLE VI
                                 MISCELLANEOUS

     SECTION 6.1.   Termination............................................ 11
             6.2.   Successors and Assigns; Assignment..................... 11
             6.3.   Specific Performance................................... 11


- ----------------------

*The Table of Contents is not a part of this Agreement.

                                                                            Page
                                                                            ----


             6.4.   Notices................................................ 12
             6.5.   Expenses............................................... 13
             6.6.   Amendments and Waivers................................. 13
             6.7.   Governing Law.......................................... 13
             6.8.   Counterparts; Effectiveness............................ 13
             6.9.   Headings............................................... 13
             6.10.  Entire Agreement....................................... 13
             6.11.  Separability........................................... 13

          AGREEMENT dated as of February 22, 1996 among Teleglobe USA Inc., a Delaware corporation ("Teleglobe"), K. Paul Singh, a resident of Virginia, and Primus Telecommunications Group, Incorporated, a Delaware corporation ("Primus").

                             W I T N E S S E T H :
                             - - - - - - - - - -

          WHEREAS, concurrently with the execution of this Agreement, Teleglobe is purchasing from Primus 121,505 shares of common stock, par value $.Ol per share, of Primus ("Common Stock"), at a price of $12.00 per share, or $1,456,060 in the aggregate, pursuant to the Securities Purchase and Option Agreement dated as of January 12, 1996 (the "Securities Purchase and Option Agreement") among Teleglobe, Primus, Primus Holding Corporation ("PHC") and GTI Network Inc. ("GNI"); and

          WHEREAS, in connection with such transactions the parties hereto wish to enter into certain arrangements concerning the operation and governance of Primus and other related matters;

          NOW THEREFORE, the parties hereto agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

          1.1.   Definitions. (a) The following terms, as used herein, have the
                 -----------
following meanings:

          "Board" means the board of directors of Primus.

          "Capital Stock" means, at any time, the Common Stock and any other shares of authorized capital stock of Primus.

          "Change of Control" means any transaction or series of transactions in which any Person or group (within the meaning of Rule 13d-5 under the Exchange Act and Sections 13(d) and 14(d) of the Exchange Act) other than Singh (but including any Person or group that becomes an Affiliate of Singh as a result of, or in contemplation of, any such transaction or series of transactions) becomes the direct or indirect "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), by way of merger, consolidation, other business combination or otherwise, of greater than 30% of the total voting power (on a fully diluted basis as if all convertible securities had been converted and all warrants and options had been exercised) entitled to vote in the election of directors of Primus or the surviving Person of any such merger, consolidation or other business combination (if other than Primus).

          "Common Carrier" means any company that either directly or through any other entity that it Controls, is Controlled by, or is under common Control with, operates as a common carrier, providing international telecommunications services for hire to the public in the United States pursuant to relevant regulatory authority in the United States.

          "Compelled Sale" means a sale by Teleglobe of shares of Capital Stock pursuant to Section 4.3.

          "Competitor" of either Primus or Teleglobe, as the case may be, means any company that either directly or through any other entity that it controls, is controlled by, or is under common control with, competes to a material extent with Primus or Teleglobe, as the case may be, in the provision of international telecommunications services in the United States.

          "Control" (including, with correlative meanings, the terms "controlling", "control", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

          "Material Adverse Effect" means, with respect to any Person, a material adverse effect on the financial condition, business, assets or results of operations of such Person and its Subsidiaries, taken as a whole.

          "Ownership Percentage" means, at any time with respect to any Person, the ratio of (i) the aggregate number of shares of Capital Stock owned by such Person at such time to (ii) the aggregate number of shares of Capital Stock outstanding at such time.

           "Primus Closing Date" means the date of this Agreement.

          "Public Offering" means an underwritten public offering of Capital Stock pursuant to an effective registration statement under the Securities Act.

          "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

          "Singh" means K. Paul Singh, a resident of Virginia, or in the event he is not then alive or legally competent, his executor, the administrator of his estate or his legal representative (including, without limitation, his guardian, conservator or other similar fiduciary).

          "Teleglobe's Ownership Percentage" means, at any time, the Ownership Percentage of Teleglobe at such time.

          "Third Party Purchaser" means any Person that is not an Affiliate of Primus or Teleglobe that purchases or offers or agrees to purchase shares of Capital Stock in connection with a Compelled Sale or a Tag Along Sale.

          "Transfer" means, with respect to any securities, any direct or indirect sale, assignment, transfer, grant of a participation in, pledge, gift or other disposition thereof, without regard to whether such disposition is for consideration.

          (b) Each of the following terms has the meaning set forth in the Securities Purchase and Option Agreement:

          (i)      Affiliate;
          (ii)     Business Day;
          (iii)    Governmental Authority;
          (iv)     Lien;
          (v)      Person;
          (vi)     Secured Note; and
          (vii)    Subsidiary.

          (c) Each of the following terms is defined in the Section set forth opposite such term:

                Term                 Section
                ----                 -------

          Closing Period               4.1
          Compelled Sale Notice        4.3
          Eligible Assignee            6.2
          New Securities               3.2
          Offer Notice                 4.1
          Offered Shares               4.1
          Primus Tag Along Sale        4.4
          Purchase Notice              4.1
          Sale Notice                  4.4
          Singh Tag Along Sale         4.4
          Tag Along Sale               4.4
          Teleglobe Nominee            2.1

                                   ARTICLE II

                              GOVERNANCE OF PRIMUS

          2.1. Board of Directors.  The parties hereto agree that Teleglobe will
               ------------------
be entitled, but not required, to designate one
member of the Board (a "Teleglobe Nominee,,) for as long as Primus or PHC Controls GNI; provided that the director nominee of Teleglobe must be
              --------
independent of Teleglobe (i.e., such Person may not be an employee, officer or director of Teleglobe or any of its Affiliates). Singh agrees that he will vote all shares of Capital Stock owned or controlled by him to elect, and will otherwise support the election of, the Teleglobe Nominee as a director of Primus. In the event that any Teleglobe Nominee vacates his seat on the Board, whether by resignation, death, removal or otherwise, the parties hereto agree to fill any such vacancy with a person designated by Teleglobe.

          2.2. Additional Rights.  Primus will grant to Teleglobe any consent
               -----------------
rights granted by Primus to any Person that has an Ownership Percentage equal to or less than Teleglobe's Ownership Percentage at such time.


                                  ARTICLE III

                                   COVENANTS

          3.1.   Information. (a) Primus will, at Teleglobe's expense, permit
                 -----------
Teleglobe's auditors to visit and inspect any of the properties of Primus and any of its Subsidiaries, including the books of account and other records of such company (and make copies thereof and take extracts therefrom), and to discuss its affairs, finances and accounts with the relevant officers and, after notice to Primus, its independent public accountants and counsel, all at such reasonable times and as often as Teleglobe may reasonably request. In connection with the provision of information by Primus to Teleglobe pursuant to this Section 3.1, Teleglobe agrees that such information will be deemed to be "Confidential Information" as defined in Section 4.7 of the Securities Purchase and Option Agreement and that it will be bound by the restrictions of such
Section 4.7.

          (b) As soon as available and in any event within 30 days after the close of each quarterly accounting period ending after the date hereof, Primus will deliver to Teleglobe the consolidated balance sheet of Primus as of the end of such quarterly period, and the related consolidated statements of income, shareholders, equity and cash flows for such quarterly period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period, and in each case setting forth comparative figures for the related periods in the prior fiscal year, all of which shall be certified by an authorized officer of Primus to have been prepared in accordance with generally accepted accounting principles (subject to normal year-end audit adjustments in the case of statements for any quarterly accounting period).

          (c) As soon as available and in any event within 90 days after the close of each fiscal year of Primus, Primus will deliver to Teleglobe the consolidated balance sheet of Primus as of the end of such fiscal year and the related consolidated statements of income, shareholders, equity and cash flows for such fiscal year, in each case setting forth comparative figures for the preceding fiscal year and certified by independent certified public accountants of recognized national standing to have been prepared in accordance with generally accepted accounting principles in the United States.

          (d) Primus will provide Teleglobe with such assistance as Teleglobe reasonably requests from officers, employees and auditors of Primus to enable Teleglobe to account for its investment in Primus in its financial statements.

          (e) Primus will furnish to Teleglobe copies of all reports, notices or other written communications (other than routine correspondence and responses to routine inquiries) sent to holders of equity or debt securities of, or lenders to Primus or any of its Subsidiaries, promptly after any such communications are sent.

          3.2.   Preemptive Rights. (a) Primus agrees that it will grant to
                 -----------------
Teleglobe the preemptive right to purchase its respective Ownership Percentage of any shares of Capital Stock (and securities of any type whatsoever that are, or may become, exercisable to purchase, or convertible or exchangeable into, shares of Capital Stock) which Primus may propose to sell or otherwise issue from time to time for cash after the date hereof ("New Securities") but only if and to the extent that (and on the same terms and conditions as) Primus grants such a preemptive right to any Person that has an Ownership Percentage equal to or less than Teleglobe's Ownership Percentage at such time. Such ownership Percentage will be calculated immediately preceding any such sale or issuance.

          (b) Any shares of Capital Stock purchased by Teleglobe pursuant to this Section 3.2 or otherwise will be Permanently Unrestricted Share Certificates (as defined in the by-laws of Primus, as amended in accordance with
Section 4.11   of the Securities Purchase and Option Agreement).

          3.3. Registration Rights.  Primus will grant to Teleglobe the same
               -------------------
registration rights granted by Primus to any Person that has an ownership Percentage equal to or less than Teleglobe's Ownership Percentage at the time such registration rights are granted to such Person. Primus agrees that it will pay Teleglobe's expenses relating to any registration of Teleglobe's shares of Capital Stock pursuant to this Section 3.3 in connection with a Public Offering of Capital Stock.

                                   ARTICLE IV

                   TRANSFER RESTRICTIONS AND OFFER PROCEDURES

          4.1.   Transfer Restrictions. (a) Teleglobe may transfer its shares of
                 ---------------------
Capital Stock to any third party; provided that if Teleglobe wishes to sell its shares of Capital Stock to a Competitor of Primus, it must comply with the procedures set forth in Section 4.1(b).

          (b) If, at any time, Teleglobe wishes to sell any of its shares of Capital Stock to a Competitor of Primus, such sale shall be made pursuant to the following procedures:

          (i) Teleglobe shall deliver to Primus a written notice of its intention (an "Offer Notice"), describing the material terms and conditions of the proposed sale, including the number of shares of Capital Stock offered for sale (the "Offered Shares") and the proposed price. Primus shall have 180 calendar days from the date of receipt of the Offer Notice to give Teleglobe written notice that it intends to purchase (or to have another buyer purchase) the Offered Shares on the same terms and conditions set forth in the Offer Notice (a "Purchase Notice"). If Primus delivers to Teleglobe a Purchase Notice within such time period, the closing for the purchase and sale of the Offered Shares to be purchased by Primus (or its designee) must take place within 10 Business Days from the date of such Purchase Notice (the "Closing Period"). In the event Primus fails to deliver to Teleglobe a Purchase Notice within 180 calendar days from the date of its receipt of the Offer Notice, delivers a notice indicating that it does not intend to purchase the Offered Shares or fails to close the purchase and sale of the Offered Shares prior to the expiration of the Closing Period, Teleglobe will have the right, for a period of 180 calendar days after the earlier of (i) the date Primus delivers a notice indicating that it does not intend to purchase the Offered Shares and (ii) the date that is 180 calendar days after the date of delivery of the Offer Notice to Primus (or the expiration of the Closing Period) to sell the Offered Shares to any Competitor of Primus, at a price per share not less than 95@ of the price proposed in the Offer Notice.

          (ii) The purchase price for any shares of Capital Stock purchased by Primus or its designee pursuant to this Section 4.1(b) will be paid in cash by wire transfer in immediately available funds to a bank account designated by Teleglobe not less than three Business Days prior to closing.

          (iii) At any closing under this Article IV, Teleglobe will deliver to the relevant purchaser good and valid title to the shares of Capital Stock being sold by Teleglobe, free and clear of any Lien.

          4.2    Legends. Each certificate evidencing outstanding shares of
                 -------
Capital Stock held by Teleglobe shall bear a legend in substantially the following form:

          THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SHARES MAY NOT BE SOLD OR OFFERED FOR SALE UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT IN EFFECT UNDER SAID ACT, OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

          THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AS SET FORTH IN THE SHAREHOLDERS AGREEMENT DATED AS OF FEBRUARY 22, 1996, COPIES OF WHICH WILL BE FURNISHED BY PRIMUS TELECOMMUNICATION GROUP, INCORPORATED AND ANY SUCCESSOR THERETO UPON REQUEST AND WITHOUT CHARGE.

          4.3. Right to Compel Sale. (a) If at any time a Third Party Purchaser
               --------------------
offers to buy 100% of the outstanding shares of Capital Stock and Singh and a majority of the other stockholders of Primus (other than Teleglobe) agree to sell their shares of Capital Stock to such Third Party Purchaser, Primus shall have the right to compel Teleglobe to sell its shares of Capital Stock to such Third Party Purchaser so long as the terms and conditions for the purchase of the shares owned by Teleglobe (including the price) are identical to those relating to the purchase of all other outstanding shares of Capital Stock; provided that Teleglobe shall not be required to sell any shares of Capital
- --------
Stock to any such Third Party Purchaser if such sale is reasonably likely to constitute a violation of applicable law or regulation.

          (b) If a Third Party Purchaser offers to buy 51% or more of the outstanding shares of Capital Stock but less than 100% of such shares, Primus shall have the right to compel Teleglobe to sell a portion of its shares of Capital Stock equal to a fraction, the numerator of which is the total number of shares of Capital Stock to be purchased by the Third Party Purchaser, and the denominator of which is the total number of outstanding shares of Capital Stock (after giving effect to the proposed transaction), to such Third Party Purchaser if the following conditions are met: (i) the Third Party Purchaser is a Common Carrier or a Competitor of Teleglobe, (ii) the consideration to be received by Teleglobe and every other seller of shares of Capital Stock to such Third Party Purchaser shall be cash or liquid securities, (iii) Teleglobe shall receive the same per share consideration as every other seller of shares of Capital Stock in such sale and
(iv) the consideration to be received by Teleglobe pursuant to such sale shall, if such sale is to be made prior to the second anniversary of the Primus Closing Date, equal or exceed $12.00 per share of Common Stock held by Teleglobe, as such price shall be adjusted from time to time to reflect stock splits, stock dividends and other similar events.

          (c) In the event Primus elects to exercise its right to cause a Compelled Sale, it will deliver written notice (a "Compelled Sale Notice") to Teleglobe, setting forth the consideration and describing the other material terms and conditions of the Compelled Sale, including the proposed closing date, which shall be not less than 15 Business Days from the date the Compelled Sale Notice is delivered. At the closing for the Compelled Sale, against payment of the purchase price for the shares of Capital Stock to be sold by Teleglobe, Teleglobe will deliver to the Third Party Purchaser the certificate or certificates representing the number of shares of Capital Stock held by Teleglobe, duly endorsed, together with all other documents which are necessary in order to effect such Compelled Sale.

          4.4. Tag Along Rights. (a) If Singh proposes to sell, in one
               ----------------
transaction or in a series of related transactions (a "Singh Tag Along Sale") any equity securities of Primus to -any Third Party Purchaser, or if Primus proposes to issue, in one transaction or in a series of related transactions (a "Primus Tag Along Sale") any equity securities to any Third Party Purchaser that would result in a Change of Control of Primus (each of a Singh Tag Along Sale and a Primus Tag Along Sale constituting a "Tag Along Sale"), Teleglobe shall have the right to participate in such Tag Along Sale on the following terms:

          (i) Singh or Primus, as the case may be, shall give Teleglobe not less than 20 Business Days' written notice (a "Sale Notice") of its intention, describing the price offered, all other material terms and conditions of the Tag Along Sale and, if the consideration payable pursuant to the Tag Along Sale consists in whole or in part of consideration other than cash, such information relating to such other consideration as Teleglobe may reasonably request and which is available to Singh or Primus, as the case may be.

          (ii) In connection with any Tag Along Sale, Teleglobe shall have the right, in its sole discretion, to sell, for the same price per share being paid to, and otherwise on the same terms and conditions, as Singh or Primus, as the case may be, all or any portion of the shares of Capital Stock then held by it.

          (iii) Teleglobe must exercise its tag along right by giving written notice to Singh or Primus, as the case may be, within 15 Business Days of the delivery of a Sale Notice, specifying the number of shares of Capital Stock that Teleglobe desires to include in the Tag Along Sale. At the closing for the Tag Along Sale, against payment of purchase price for the shares of Capital Stock to be sold by Teleglobe, Teleglobe will deliver to the Third Party Purchaser the certificate or certificates representing such number of shares of Capital Stock, duly endorsed, together with all other documents which are necessary in order to effect such Tag Along Sale.


                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

          5.1.   Representations and Warranties of Singh.  Singh represents and
                 ---------------------------------------
warrants to Teleglobe and Primus that as of the date hereof:

          (a) The execution, delivery and performance of this Agreement by Singh is within his legal capacity. This Agreement constitutes a valid and binding agreement of Singh.

          (b) The execution, delivery and performance by Singh of this Agreement require no action by or in respect of, or filing by Singh with, any Governmental Authority.

          (c) The execution, delivery and performance by Singh of this Agreement do not and will not: (i) violate any applicable law, rule, regulation, judgment, injunction, order or decree binding on Singh or (ii) require any consent or other action by any Person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of Singh or to loss of benefit to which Singh is entitled under, any agreement or other instrument binding upon Singh or any license, permit or other similar authorization held by Singh, except to the extent that any such violation, failure to obtain any such consent or other action, default, right or loss would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Singh.

          5.2. Representations and Warranties of Teleglobe.
               -------------------------------------------
Teleglobe represents and warrants to each of Singh and Primus that as of the date hereof:

          (a) The execution, delivery and performance of this Agreement by Teleglobe are within Teleglobe's corporate powers and have been duly authorized by all necessary corporate action on the part of Teleglobe. This Agreement constitutes a valid and binding agreement of Teleglobe.

          (b) The execution, delivery and performance by Teleglobe of this Agreement require no action by Teleglobe in respect of, or filing by Teleglobe with, any Governmental Authority.

          (c) The execution, delivery and performance by Teleglobe of this Agreement do not and will not: (i) violate the certificate of incorporation or by-laws of Teleglobe or (ii) violate any applicable material law, rule, regulation, judgment, injunction, order or decree binding on Teleglobe, except, in the case of clause (ii), to the extent that any such violation, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Teleglobe.

          5.3. Representations and Warranties of Primus.  Primus represents and
               ----------------------------------------
warrants to Teleglobe and Singh that as of the date hereof:

          (a) The execution, delivery and performance of this Agreement by Primus are within Primus's corporate powers and have been duly authorized by all necessary corporate action on the part of Primus. This Agreement constitutes a valid and binding agreement of Primus.

          (b) The execution, delivery and performance by Primus of this Agreement require no action by Primus in respect of, or filing by Primus with, any Governmental Authority.

          (c) The execution, delivery and performance by Primus of this Agreement do not and will not: (i) violate the certificate of incorporation or by-laws of Primus or any Subsidiary of Primus, (ii) violate any applicable law, rule, regulation, judgment, injunction, order or decree binding on Primus, (iii) require any consent or other action by any Person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of Primus or of any Subsidiary of Primus or to a loss of any benefit to which Primus or any Subsidiary of Primus is entitled under, any agreement or other instrument binding upon Primus or any Subsidiary of Primus or any license, franchise, permit or other similar authorization held by Primus or any Subsidiary of Primus or (iv) result in the creation or imposition of any Lien on any material asset of Primus or any Subsidiary of Primus, except in the case of clauses (ii), (iii) and (iv), to the extent that any such violation, failure to obtain any such consent or other action, default, right, loss or Lien would not, reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Primus and its Subsidiaries, taken as a whole.

                                   ARTICLE VI

                                 MISCELLANEOUS

          6.1.   Termination.  The provisions of this Agreement will terminate,
                 -----------
and be of no further force or effect on the fifth anniversary of the date hereof; Provided that the provisions of this Agreement will not terminate so long as Teleglobe is a shareholder of Primus and any portion of the Secured Note (or any amounts due thereunder) remain unpaid; and Provided further that the provisions of Sections 3.3 and 6.S shall survive any such termination.

          6.2.  Successors and Assigns; Assignment.  (a)  The provisions of this
                ----------------------------------
Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, and to the extent applicable heirs, executors, administrators and legal representatives; provided that the rights and obligations of Teleglobe in its capacity as a shareholder of Primus as provided in this Agreement are specific to Teleglobe and will not apply to any Person to whom Teleglobe transfers Capital Stock (except any Eligible Assignee).

          (b) Except as otherwise provided herein, neither Primus, Singh nor Teleglobe may assign, delegate or otherwise Transfer any of its rights or obligations under this Agreement without the prior written consent of all of the other parties hereto; Provided that Teleglobe may assign its rights and obligations to any Eligible Assignee at any time after such purchaser has delivered to Primus and Singh an executed counterpart of this Agreement and agreed to be bound by the terms of this Agreement as if such Person was Teleglobe.

          (c) For purposes of this Agreement, "Eligible Assignee" means any entity which at the time of such assignment is, and thereafter during the term of this Agreement remains Controlled, directly or indirectly, by Teleglobe.

          6.3. Specific Performance.  Each party hereto agrees that a party
               --------------------
hereto could be irreparably damaged if any party failed to perform any obligation under this Agreement, and that such party would not have an adequate remedy at law for money damages in such event. Accordingly, each party hereto shall be entitled to specific performance and injunctive and other equitable relief to enforce the performance of this Agreement. This provision is without prejudice to any other rights that such party may have against any party for any failure by such party to perform its obligations under this Agreement.

          6.4.   Notices.  All notices, requests and other communications
                 -------
hereunder shall be in writing (including facsimile transmission) and shall be given,

          if to Primus:

               Primus Telecommunications Group, Incorporated
               8180 Greensboro Drive
               McLean, Virginia 22102
               Fax:   703-848-4641
               Attention:  K. Paul Singh

          with a copy to:

               Pepper, Hamilton & Scheetz
               3000 Two Logan Square
               Eighteenth and Arch Streets
               Philadelphia, Pennsylvania  19103-2799
               Fax:   215-981-4750
               Attention:  Julia D. Corelli

          if to Singh:

               K. Paul Singh
               9888 Windy Hollow Road
               Great Falls, Virginia 22066
               Fax:   703-757-9378

          with a copy to:

               Pepper, Hamilton & Scheetz
               3000 Two Logan Square
               Eighteenth and Arch Streets
               Philadelphia, Pennsylvania  19103-2799
               Fax:   215-981-4750
               Attention:  Julia D. Corelli

          if to Teleglobe:

               Teleglobe USA Inc.
               1751 Pinnacle Drive
               McLean, Virginia 22102
               Fax:   703-714-6652
               Attention:  Philip M. Walker

          with a copy to:

               Davis Polk & Wardwell
               450 Lexington Avenue
               New York, New York 10017
               Fax:  212-450-4800
               Attention:  John W. Buttrick

All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. in the place of receipt and such day is a Business Day. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day.

          6.5.   Expenses.  All costs and expenses incurred in connection with
                 --------
this Agreement shall be paid by the party incurring such cost or expense.

          6.6.   Amendments and Waivers.  (a) Any provision of this Agreement
                 ----------------------
may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.

          (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

          6.7.   Governing Law.  This Agreement shall be construed in accordance
                 -------------
with and governed by the law of the State of Delaware, without regard to the conflicts of law rules of such state.

          6.8. Counterparts; Effectiveness.  This Agreement may be signed in any
               ---------------------------
number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

          6.9.   Headings.  The headings contained in this Agreement are for
                 --------
reference purposes only and shall not in any way affect the meaning of interpretation of this Agreement.

          6.10.  Entire Agreement.  This Agreement constitutes the entire
                 ----------------
agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

          6.11.  Separability.  In case any provision of this Agreement shall be
                 ------------
invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth above.


                                       /s/ K. Paul Singh
                                       ___________________________________
                                       K. PAUL SINGH, individually


                                       TELEGLOBE USA INC.


                                          /s/ Paolo Guidi
                                       By_________________________________
                                          Name:   Paolo Guidi
                                          Title:  President and Chief
                                                     Executive Officer


                                       PRIMUS TELECOMMUNICATIONS
                                         GROUP, INCORPORATED


                                          /s/ K. Paul Singh
                                       By_________________________________
                                          Name:   K. Paul Singh
                                          Title:  Chief Executive Officer
                                                     and President